Exhibit 99.1

298 N. Wiget Lane • Walnut Creek, CA 94598 • 925.930.5300 • www.westaff.com
For Immediate Release

Westaff Announces Key Leadership Changes

WALNUT CREEK, CA, Monday, March 27, 2006 — Westaff, Inc. (NASDAQ: WSTF), a leading provider of staffing services, today announced that it has taken further steps in its long-term plan to restructure and align the company for growth.

“Since taking over as CEO in March 2005 and in conjunction with the August restructure, it has been my goal to drive efficiencies in our organization whilst developing an outstanding sales and service culture,” said Trish Newman, President and CEO. “We are focused on driving excellence and delivering increased revenue and profitability for our stockholders.  In keeping with my plan, we’ve made some significant changes in our leadership team.”

Steve Russo, Senior Vice President, Field Operations resigned on March 10, 2006 to pursue other opportunities and on Friday, March 24, Dirk Sodestrom, Senior Vice President and Chief Financial Officer also left the company.

“I wish both Dirk and Steve well in their new pursuits,” added Newman “and I am very pleased to announce two new senior leadership appointments.  Matthew G. J. Parker has been selected to step into the role of Senior Vice President, US Field Operations. Stepping up into the Senior Vice President and CFO role is John P. Sanders former Westaff Controller and most recently Westaff’s Vice President, Internal Audit.  Both Matthew and John are key members of my leadership team who will help Westaff move forward.”

Matthew Parker, 36, has relocated from the United Kingdom, where he was most recently Westaff UK Operations Manager.  He joined the US team in November, 2005 as Vice President, Permanent Placement.  Parker has 17 years experience in the staffing industry ranging in roles from placement consultant to Operations Manager. He successfully developed the Permanent Placement service line for Westaff UK while leading the branch teams in overall growth. This experience supports key growth initiatives for US operations.

Parker commented, “Even in my short time in the US market, I can see that Westaff has a significant opportunity to bring a level of service excellence to our customers and growth to the company. I am very pleased to be able to bring my experience to Westaff’s new leadership team.  We know what we need to do and I’m confident of our abilities to achieve it.”

John Sanders, 41, has been with Westaff, US for 5 years.  He is a Certified Public Accountant on inactive status with a degree from the University of San Francisco.  He began his career with Deloitte & Touche, LLP where he was employed as a manager until 1993.

Sanders commented, “My last 3 years at Westaff have been in a field based role that involved significant interaction with our branch offices.  This field experience has provided me significant insight into what is necessary for us to achieve our performance goals.  I am very excited about the opportunity to be part of the leadership team that will help to make that happen.”

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934, and is subject to the safe harbors created by law. Forward-looking statements contained herein include, but are not limited to, statements regarding the Company’s future growth, profitability, expansion in key markets, and the significance of any change in managerial personnel to the Company’s ability to achieve any of these goals.

Forward-looking statements are based on the beliefs and assumptions of the Company’s management and on currently available information. The Company undertakes no responsibility to publicly update or revise any forward-looking statement. Additional information concerning the risks and uncertainties listed above, and other factors you may wish to consider, is contained in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Form 10-K, Form 10-Q, Form 8-K and other filings.

ANALYSTS/INVESTORS CONTACT:	John P. Sanders
Senior Vice President and
Chief Financial Officer
Telephone: 925-930-5300
e-mail: jsanders@westaff.com

PRESS CONTACT:	Linda J. Gaebler
Vice President
Marketing and Communications
Telephone: 925-930-5368
e-mail: lgaebler@westaff.com